Exhibit 99.1


WILLIAM WISE RESIGNS FROM PRAXAIR BOARD OF DIRECTORS.
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DANBURY, Conn., February 21, 2003 - Praxair, Inc. (NYSE:PX) announced today that
William A. Wise, chairman and chief executive officer of El Paso Corporation, has resigned from Praxair's board of directors, effective February 21, 2003.

"I'd like to thank Bill for his guidance and counsel during his tenure on the board", said Dennis H. Reilley, chairman and CEO of Praxair.

The resignation of Wise decreases the number of Praxair directors to ten, nine of whom are independent, outside directors.

Praxair is the largest industrial gases company in North and South America, and one of the largest worldwide, with 2002 sales of $5.1 billion. The company produces, sells and distributes atmospheric and process gases, and high-performance surface coatings. Praxair products, services and technology bring productivity and environmental benefits to a wide variety of industries, including aerospace, food and beverage, healthcare, semiconductor materials, steel, chemicals and refining, metal fabrication, water treatment, glass and others. For more information, visit Praxair on the Internet at www.praxair.com.